DOANE PET CARE ANNOUNCES COST SAVINGS INITIATIVES AND PROVIDES Q3 2005 SALES AND ADJUSTED EBITDA GUIDANCE
Brentwood, Tennessee, September 28, 2005 – Doane Pet Care Company (the “Company”) today announced several cost savings initiatives to reduce its cost structure and to increase operating efficiencies. The Company also provided sales and Adjusted EBITDA guidance for the fiscal 2005 third quarter.
The Company said that these initiatives include the closure of its 95,000 square foot Hillburn, NY biscuit plant and its 55,000 square foot Delavan, WI semi-moist plant, as well as the permanent shutdown of its dry dog and cat food production lines at its Portland, IN plant. Biscuit production will still continue at the Portland, IN plant. These initiatives were based upon a number of factors including manufacturing and supply chain costs, as well as the Company’s ongoing efforts to optimize operating efficiencies. The Company expects these initiatives to be completed during the fiscal 2005 fourth quarter. The Company does not anticipate any disruption in service to customers currently being served by these facilities. These actions will result in a workforce reduction of 91 manufacturing employees. The Company also reported that it will reduce its U.S. corporate salaried workforce by approximately 7%.
In addition, as part of an ongoing strategy to focus on manufactured products, the Company said it will discontinue providing distribution services for its non-manufactured products in the U.S., which is expected to reduce annualized revenues by approximately $50 million. However, this action will allow for more efficient distribution of the Company’s manufactured products and an increased focus on higher margin, value-added business such that the Company expects the impact on Adjusted EBITDA will not be material. This transition should be completed by the end of the first quarter in 2006.
In connection with these initiatives, the Company said that it expects to incur non-cash asset impairment charges of approximately $5.2 million in the 2005 third quarter. In addition, the Company expects to incur severance and other cash restructuring charges of approximately $2.7 million, of which approximately $2.3 million will be recorded in the third quarter of 2005. The Company said it expects annualized savings of between $2.5 million and $3.0 million and also expects to receive cash proceeds of approximately $2.5 million from the eventual sale of the closed facilities.
“These initiatives are consistent with our ongoing efforts to reduce operating and administrative costs and optimize manufacturing performance,” said Doug Cahill, the Company’s President and CEO. “We will continue to closely monitor business conditions, operating costs, future customer requirements and ongoing production capacity to ensure that we exceed our customers’ expectations while remaining competitive in our industry.”
Third Quarter 2005 Business Update and Guidance
Based on its current business outlook, Doane expects to report 2005 third quarter net sales in the range of approximately $220 million to $230 million and Adjusted EBITDA in the range of approximately $18.5 million to $20.5 million. For the 2004 third quarter, Doane recorded sales of $251.0 million and Adjusted EBITDA of $17.1 million. The Company expects to release 2005 third quarter results in mid November.
The statements made above are based on management’s current expectations and are forward-looking statements. As a result, actual results may differ materially. These statements do not include the potential impact of any future capital transactions, such as business combinations, divestitures, financings, unannounced construction of additional production capacity or manufacturing facility acquisitions that may be completed after the date of this news release.

In addition, the Company’s guidance ranges are based on the assumption that market conditions in the Company’s business will continue through the end of the 2005 third quarter. Any material change in market conditions in the Company’s business during the 2005 third quarter could affect its guidance for the 2005 third quarter.
Adjusted EBITDA Supplemental Information
Adjusted EBITDA is a non-GAAP liquidity measure presented in this press release as a supplemental disclosure to GAAP cash flows from operating activities. Management believes that Adjusted EBITDA is useful to investors in addition to GAAP cash flows from operating activities because of the significant impact working capital fluctuations can have on reported GAAP cash flows from operating activities. Management also believes Adjusted EBITDA is an analytical indicator of cash generated for purposes of assessing the Company’s ability to service its debt and fund capital expenditures. Management also believes that Adjusted EBITDA is important to the Company’s investors and lenders because it is the basis for the calculation of the financial covenant tests under the Company’s senior credit facilities. In addition, management uses Adjusted EBITDA to evaluate its business, to allocate resources and capital and to measure performance for incentive compensation purposes.
However, Adjusted EBITDA should be considered in addition to, not as a substitute for, GAAP cash flows from operating activities. The Company defines Adjusted EBITDA as GAAP cash flows from operating activities, including income from joint ventures, before interest paid, income taxes paid, changes in working capital and certain other charges. These other charges include SFAS 133 gains and losses and litigation settlements, as well as charges associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.
A reconciliation of Adjusted EBITDA to GAAP cash flows from operating activities is included as a table below.
ESTIMATED ADJUSTED EBITDA RECONCILIATION TO U.S. GAAP
CASH FLOWS FROM OPERATIONS FOR
DOANE PET CARE COMPANY AND SUBSIDIARIES
(Dollars in Millions)
(Preliminary and Unaudited)

	Fiscal 2005 Third
	Quarter Estimate
	Lower	Upper
	Range	Range
Estimated Adjusted EBITDA Range	$18.5	$20.5

Cash adjustments excluded from Adjusted EBITDA:

Changes in current assets and liabilities	(12.9)	(3.3)

Interest paid	(16.2)	(15.7)

Income taxes paid	(0.2)	—

Estimated Net Cash Provided by (Used in) Operating Activities	$(10.8)	$1.5

Forward-Looking Statements
All statements in this press release other than statements of historical facts, including statements made in paragraphs two, three, four and five regarding cost savings, restructuring and other charges and any associated benefits, as well as the entire paragraph titled “Third Quarter 2005 Business Update and Guidance” are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially include without limitation: reliance on a few customers for a large portion of our sales and our ability to maintain our relationships with these customers; our exposure to, and our ability to manage, our market risks relating to commodity, oil and natural gas prices, interest rates and foreign currency exchange rates; changes in demand for our products; future capital expenditures and our ability to finance these capital expenditures; our ability to make required interest or principal payments on our senior credit facility and our other indebtedness and to comply with the financial covenants under our debt agreements; our business strategies and other plans and objectives for future operations; general economic and business conditions and changes in market trends; business opportunities that may be presented to and pursued by us from time to time; risks related to our international operations; the outcome of any legal proceedings in which we or any of our subsidiaries may be a party; the impact of existing or new accounting pronouncements; and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company’s SEC filings, including without limitation the Company’s 2004 Annual Report on Form 10-K. We undertake no obligation to revise the forward-looking statements to reflect any future events or circumstances. All forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary statement.
About the Company
Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of store brand pet food and the second largest manufacturer of dry pet food overall in the United States. The Company sells to approximately 650 customers around the world and serves many of the top pet food retailers in North America and Europe. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, soft-dry, wet, treats and dog biscuits. For more information about the Company, including its SEC filings and past press releases, please visit www.doanepetcare.com. However, no information contained therein shall be deemed to be a part of this press release.
CONTACT: Philip K. Woodlief, Vice President, Finance and Chief Financial Officer Tel: (615) 373-7774

3